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                                                                    Exhibit 99.1

                                                                    NEWS RELEASE
For Immediate Release
                                     CONTACTS
                                     --------

                                Media:      Christopher Allman  (610) 651-6546

                                Investors:  Paul Wulfing        (610) 889-4422


                     FDA APPROVES CENTOCOR'S REMICADE(TM)
                           TO TREAT CROHN'S DISEASE
   First new product in 30 years indicated for this serious gastrointestinal condition

MALVERN, Pa., August 24, 1998 - - The Food and Drug Administration (FDA) today approved REMICADE(TM) (infliximab), Centocor's (Nasdaq: CNTO) treatment for patients with Crohn's disease, a chronic and debilitating disorder of the gastrointestinal tract that can greatly affect a patient's quality of life. REMICADE was formerly known as Avakine.

REMICADE is the first of a new class of agents that blocks activity of a key biologic response mediator called tumor necrosis factor alpha (TNF-alpha). It is believed that REMICADE reduces intestinal inflammation in patients with Crohn's disease by binding to and neutralizing TNF-alpha on the cell membrane and in the blood and by destroying TNF-alpha producing cells. This action may explain why REMICADE is a particularly effective inhibitor of TNF-alpha and why REMICADE has a rapid and substantial clinical benefit.

REMICADE is indicated for treatment of moderately to severely active Crohn's disease for the reduction of the signs and symptoms, in patients who have an inadequate response to conventional therapy. It is also indicated as a treatment for patients with fistulizing Crohn's disease for reduction in the number of draining enterocutaneous fistula(s). The safety and efficacy of REMICADE beyond the recommended duration of treatment have not been established. As previously announced, on May 28, 1998, an FDA Advisory Committee unanimously recommended REMICADE for approval.

"Based on results from clinical trials, REMICADE has been shown to have a rapid and substantial effect in reducing the signs and symptoms of Crohn's disease," said Thomas Schaible, Ph.D., director, medical affairs, Centocor.

In a clinical trial of 108 patients with moderately to severely active Crohn's disease who did not respond adequately to conventional therapies, 82 percent of patients treated with REMICADE at the recommended dose (5 mg/kg) achieved a clinical response at week 4 vs. 16 percent of patients who received placebo (p less than 0.001). In this study, 48 percent of patients treated with REMICADE went into clinical remission at week 4 vs. four percent of patients who received placebo (p less than 0.001). Overall, 92 percent of patients enrolled in the trial continued to receive stable doses of corticosteroids, antibiotics, aminosalicylates or other immunomodulators.

REMICADE was also shown to be effective in reducing the number of open, draining fistulas, a painful complication of Crohn's disease in which deep openings burrow from the bowel wall through the surface of the skin, causing drainage of mucous and/or fecal material. REMICADE is the first product documented to reduce the number of open fistulas in a controlled clinical trial.

In a clinical study of 94 patients with fistulizing Crohn's disease (42 patients had single fistula and 52 patients had multiple fistulas), 68 percent of those treated at the recommended dose of REMICADE experienced closure of at least 50 percent of fistula(s) for four weeks or more compared with 26 percent of placebo-treated patients (p equals 0.002). More than one-half (55 percent) of patients with single or multiple fistula(s) treated with REMICADE experienced closure of their fistula(s) compared with 13 percent of placebo-treated patients. Six patients who had demonstrated a clinical response to REMICADE developed an abscess in the area of the fistula between eight and 16 weeks after the last infusion.

                                    - MORE -
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"REMICADE represents a significant advance in the treatment of Crohn's disease,"
said Stephen B. Hanauer, M.D., University of Chicago Medical Center, Department of Gastroenterology, and a principal investigator in the clinical trials.
"These patients suffer terribly and we physicians now have an important option available to treat them."

Approximately five percent of Crohn's disease patients studied discontinued REMICADE treatment. The most common reasons for discontinuation were infusion reactions and infections. On rare occasions, these reactions were serious but resolved with standard treatment for hypersensitivity reactions or discontinuation of REMICADE therapy. The most common adverse reactions occurring more frequently with REMICADE than placebo include nausea, upper respiratory tract infections and abdominal pain. REMICADE therapy may result in the development of autoantibodies. However, development of such autoantibodies rarely leads to clinical symptoms or discontinuation of therapy.

The dosage for patients with non-fistulizing moderately to severely active Crohn's disease is a single infusion of 5 mg/kg of REMICADE. The dosage for patients with fistulizing disease is an initial dose of 5 mg/kg followed with additional doses of 5 mg/kg at two and six weeks after the first infusion.

REMICADE will be shipped to distributors nationwide in late September or early October (1998). Centocor will sell Remicade to wholesalers and distributors at a list price of $450 per vial. The average Crohn's disease patient will require 3 to 4 vials of Remicade per infusion.

Centocor has retained exclusive marketing rights for REMICADE in the United States. Following approval from global regulatory agencies, Tanabe Seiyaku Co., Ltd. will market the product in Japan and parts of the Far East, while Schering-Plough Corporation will market REMICADE in all other countries throughout the world.

"We will continue studying REMICADE in patients with Crohn's disease and have plans to initiate a trial in patients with active disease to examine long-term efficacy and steroid-sparing effects," said David P. Holveck, chief executive officer. "We are also investigating the use of REMICADE in pediatric patients with Crohn's disease. In addition, we continue to investigate the use of REMICADE for other indications.

Together with our currently marketed cardiovascular products, ReoPro(R) (abciximab) and Retavase(R) (reteplase), REMICADE will give Centocor three major
therapeutic products in its portfolio," said Holveck.   He added that the
company continues its clinical research in rheumatoid arthritis and cancer.

Centocor is a biopharmaceutical company that develops or acquires and commercializes novel therapeutic products that solve critical needs in human healthcare. The company's primary technology focus is on monoclonal antibodies and DNA-based products. For more information, visit Centocor's website at WWW.CENTOCOR.COM.
----------------

For additional information about Crohn's disease, contact the Crohn's and Colitis Foundation of America at 1-800-343-3637 or visit its website at WWW.CCFA.ORG.
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For a copy of the full prescribing information for REMICADE, call 800-753-0352
x709.


     CERTAIN OF THE MATTERS DISCUSSED HEREIN WITH RESPECT TO FUTURE EARNINGS, CLINICAL STUDIES AND THE COMPANY'S PRODUCTS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT
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     MANAGEMENT'S BELIEFS AND CERTAIN ASSUMPTIONS MADE BY THE COMPANY'S
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     COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH MAY
     AFFECT THE COMPANY'S BUSINESS AND PROSPECTS. MORE SPECIFICALLY, THERE CAN BE NO ASSURANCE THAT THIS PRODUCT WILL ACHIEVE COMMERCIAL SUCCESS OR THAT COMPETING PRODUCTS WILL NOT PREEMPT ANY MARKET OPPORTUNITY THAT MIGHT EXIST FOR THE PRODUCT.

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